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EXH-23
EXHIBIT 23.2



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2000, except for Notes 3, 10 and 11 as to which the date is March 30, 2001, with respect to the financial statements of eB2B Commerce, Inc. ("former eB2B") as of December 31, 1999 and for the year then ended, included in the Registration Statement (Amendment No. 1 to Form S-3 on Form SB-2 No. 333-54410) and related Prospectus of eB2B Commerce, Inc. (formerly Dynamic Web Enterprises, Inc.) dated July 13, 2001.




                                                       /s/ Ernst & Young LLP


New York, New York
July 13, 2001